                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                FPA Hawkeye-7 Fund, a series of FPA
                                     Hawkeye Fund, LLC

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16

Name:                                FPA Hawkeye Fund, a series of FPA
                                     Hawkeye Fund, LLC

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16

Name:                                J. Richard Atwood

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16

Name:                                Steven T. Romick

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16

Name:                                Brian A. Selmo

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16

Name:                                Mark Landecker

Address:                             11601 Wilshire Blvd.
                                     Suite 1200
                                     Los Angeles, CA 90025

Date of Event Requiring Statement:   08/16/16